PRESS RELEASE

Date:	January 9, 2008
From:	MutualFirst Financial, Inc.
For Publication:	Immediately
Contact:	David W. Heeter (765) 747-2880

MutualFirst Financial Announces Annual Meeting Date

Muncie, Indiana -January 9, 2008 - MutualFirst Financial, Inc. (NASDAQ: MFSF), the holding company for Mutual Federal Savings Bank will hold its ninth annual meeting of stockholders at the Bank's headquarters at 110 E. Charles Street, Muncie, Indiana on April 23, 2008 at 3:00 p.m. local time. The Record Date for voting has been set for March 6, 2007.

MutualFirst Financial, Inc. is the holding company for Mutual Federal Savings Bank, an Indiana-based financial institution, with assets of more than $967 million as of September 30, 2007 and 21 full-service offices in Delaware, Randolph, Kosciusko, Grant, and Wabash Counties. Mutual Federal will expand to Elkhart County when it opens its twenty-second office late in January of 2008. Mutual Federal is a leading residential lender in each of their markets and provides a full range of financial services and Internet banking services. The company is traded on NASDAQ under the symbol MFSF and can be found on the Internet at www.mfsbank.com.

Press Release